As filed with the Securities and Exchange Commission on October 22, 2018
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SOLARWINDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	81-0753267
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7171 Southwest Parkway, Building 400
Austin, Texas 78735
(Address of Principal Executive Offices, including Zip Code)
_______________________________________
2018 Equity Incentive Plan
2018 Employee Stock Purchase Plan
SolarWinds Corporation Equity Plan
(Full title of the plan)
______________________________________
Jason W. Bliss
Executive Vice President, General Counsel and Secretary
SolarWinds Corporation
7171 Southwest Parkway, Building 400
Austin, Texas 78735
(512) 682-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (do not check if a small reporting company)	Smaller reporting company	☐
Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2018 Equity Incentive Plan	30,000,000(2)	$15.08(5)	$452,250,000.00	$54,812.70
Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2018 Employee Stock Purchase Plan	3,750,000(3)	$12.81(6)	$48,051,562.50	$5,823.85
Common Stock, par value $0.001 per share, outstanding under the SolarWinds Corporation Equity Plan	3,204,400(4)	$1.66(7)	$5,319,304.00	$644.70
Total	36,954,400		$505,620,866.50	$61,281.25
(1)Represents shares of common stock, par value $0.001 per share (the “Common Stock”), of SolarWinds Corporation (the “Registrant”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Registrant’s SolarWinds Corporation Equity Plan (the “2016 Plan”), 2018 Equity Incentive Plan (the “2018 Plan”) or 2018 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Registrant’s Common Stock.
(2)The number of shares reserved under the 2018 Plan will automatically increase on the first day of each fiscal year, starting on January 1, 2020 and continuing through January 1, 2028, by an amount equal to the smaller of (a) 5% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 and (b) an amount determined by the Registrant’s board of directors. This explanation is provided for information purposes only. The issuance of such shares is not being registered on this Registration Statement.
(3)The number of shares reserved under the ESPP will automatically increase on the first day of each fiscal year, starting on January 1, 2020 and continuing through January 1, 2028, by an amount equal to the smaller of equal to the smallest of: (a) 5,000,000 shares; (b) 0.5% of the outstanding shares of Common Stock on the immediately preceding December 31; and (c) such other amount as may be determined by the Registrant’s board of directors.. This explanation is provided for information purposes only. The issuance of such shares is not being registered on this Registration Statement.
(4)Represents shares of Common Stock reserved for issuance pursuant to outstanding stock option awards under the 2016 Plan.
(5)Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the 1933 Act solely for the purpose of calculating the registration fee on the basis of $15.08, which represents the average of the high and low price per share of the Registrant’s common stock on October 19, 2018 as reported on the New York Stock Exchange.
(6)Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the 1933 Act solely for the purpose of calculating the registration fee on the basis of $12.81 per share (calculated by taking 85% of $15.08, which represents the average of the high and low price per share of the Registrant’s common stock on October 19, 2018 as reported on the New York Stock Exchange). Pursuant to the ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be equal to 85% of the fair market value of the Common Stock on the last day of the offering period.
(7)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the 1933 Act, and based upon the weighted average exercise price per share for outstanding stock option awards under the 2016 Plan.

PART I
Information Required in the Section 10(a) Prospectus
The Registrant will provide to all participants in the Plan with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. In accordance with the rules and regulations of the Commission, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of documents by reference
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

a.
The Registrant’s prospectus filed with the Commission on October 22, 2018 pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-227479); and

b.
The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38711), filed with the Commissions on October 19, 2018, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 4. Description of securities
Not Applicable.
Item 5. Interests of named experts and counsel
Not Applicable.
Item 6. Indemnification of directors and officers
The Registrant’s charter and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”).
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.
The Registrant’s charter includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the registrant.
Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.
These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
The 2018 Plan provides that the committee that administers the Plan (the “Committee”) and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Registrant or any of its affiliates, the Registrant’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the 2018 Plan. The 2018 Plan, the 2016 Plan and the ESPP provide that members of the Committee and any officer or employee of the Registrant or any of its affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Registrant with respect to any such action or determination.
Item 7. Exemption from registration claimed
Not applicable.

Item 8. Exhibits
The following exhibits are incorporated by reference herein.

Number	Index to Exhibits

4.1
Form of Third Amended and Restated Certificate of Incorporation of SolarWinds Corporation (incorporated by reference as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-227479) filed with the Commission on October 5, 2018).

4.2
Amended and Restated Bylaws of SolarWinds Corporation (incorporated by reference as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-227479) filed with the Commission on October 5, 2018).

4.3
SolarWinds Corporation Equity Plan, dated as of June 24, 2016, and forms of agreement thereunder (incorporated by reference as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227479) filed with the Commission on September 21, 2018).

4.4
SolarWinds Corporation 2018 Equity Incentive Plan an forms of agreement thereunder (incorporated by reference as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-227479) filed with the Commission on October 5, 2018).

4.5
SolarWinds Corporation 2018 Employee Stock Purchase Plan (incorporated by reference as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-227479) filed with the Commission on October 5, 2018).

5.1*	Opinion and consent of DLA Piper LLP (US).

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement).
________________

*	Filed herewith.
Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 22nd day of October, 2018.

SOLARWINDS CORPORATION

By:	/s/ Kevin B. Thompson
Kevin B. Thompson President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin B. Thompson, J. Barton Kalsu and Jason W. Bliss and each of them acting alone, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 22, 2018.

Signature	Title	Date

/s/ Kevin B. Thompson	President and Chief Executive Officer and Director (Principal Executive Officer)	October 22, 2018
Kevin B. Thompson

/s/ J. Barton Kalsu	Chief Financial Officer (Principal Financial and Accounting Officer)	October 22, 2018
J. Barton Kalsu

/s/ Seth Boro	Director	October 22, 2018
Seth Boro

/s/ Michael Hoffmann	Director	October 22, 2018
Michael Hoffmann

/s/ James Lines	Director	October 22, 2018
James Lines

/s/ Kenneth Y. Hao	Director	October 22, 2018
Kenneth Y. Hao

/s/ Michael Bingle	Director	October 22, 2018
Michael Bingle

/s/ Jason White	Director	October 22, 2018
Jason White

/s/ William Bock	Director	October 22, 2018
William Bock

/s/ Catherine Kinney	Director	October 22, 2018
Catherine Kinney